Exhibit 10.28

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of February 13, 2020, by and between Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and John Kim Scott (the “Investor”).

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, US$2,017,500 of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.           Definitions. As used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified or referred to in this Section 1:

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Court Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or administrative or regulatory body and any award in any arbitration proceeding.

“Encumbrance” means any lien (statutory or other), encumbrance, claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

“Governmental Body” means any foreign, federal, state, local or other government, governmental, statutory or administrative authority or regulatory body, self-regulatory organization or any court, tribunal or judicial or arbitral body.

“Person” means any individual, partnership, corporation, limited liability company, association, joint venture, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Requirements of Law” means any applicable foreign, federal, state and local laws, statutes, regulations, rules, codes, ordinances, Court Orders and requirements enacted, adopted, issued or promulgated by any Governmental Body or common law or any applicable consent decree or settlement agreement entered into with any Governmental Body.

“SEC Reports” means, collectively, all reports of the Company required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof. The term “SEC Reports” shall not include any proxy statement (or amendment or supplement thereto) filed or prepared by the Company.

2.           Purchases of Common Stock.

(a)     Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for the Securities for the aggregate purchase price of US$2,017,500 (the “Purchase Price”), which is issuable and payable as described in Section 4. The Investor acknowledges that the Securities will be subject to restrictions on transfer as set forth in this Agreement.

(b)     Compliance with NYSE American Rules. Notwithstanding anything in this Agreement to the contrary, unless permitted by the applicable rules and regulations of the NYSE American, the total number of shares of Common Stock that may be issued under this Agreement, shall not exceed the aggregate number of shares of Common Stock that the Company may issue without breaching the Company’s obligations under the rules or regulations of the NYSE American (the number of shares that may be issued without violating such rules and regulations, the “NYSE Cap”). Notwithstanding the foregoing, such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the NYSE American for issuances of shares of Common Stock in excess of such amount the NYSE Cap, and shall also be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more shares of Common Stock hereunder than is permitted by the NYSE Cap if such issuance would require stockholder approval under the rules or regulations of the NYSE American.

(c)     Beneficial Ownership Limitation. The Company shall not issue, and an Investor shall not purchase, any shares of Common Stock under this Agreement, if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its affiliates would result in the beneficial ownership by the Investor and its affiliates of more than 33.3% of the then issued and outstanding shares of Common Stock.

3.           Use of Proceeds. The Company intends to use the net proceeds received from the sale of the Securities or otherwise pursuant to this Agreement for general working capital purposes, including, without limitation, on product development and commercialization, development of intellectual property, purchases of inventory, sales and marketing, repayment of principal and interest on outstanding indebtedness, and other operating expenses.

4.           Closing.

(a)     Closing. The closing of the sale and purchase of the Securities (the “Closing”) shall occur on such date and time as agreed upon by the parties hereto (the “Closing Time”); provided that the Closing Time shall occur no later than February 26, 2020. At the Closing Time, the Company shall deliver to the Investor the Securities against payment by the Investor of the Purchase Price for the Securities in accordance with Sections 4(b) and (c) below.

(b)     Payment for Securities. At the Closing, the Investor shall pay to the Company an amount equal to the aggregate Purchase Price payable as full payment for the Securities issuable at the Closing via wire transfer of immediately available funds in accordance with the wiring instructions attached hereto as Appendix A or as otherwise designated by the Company, by check payable to the Company, or by any combination of such methods.

(c)     Purchase Price. The per share purchase price with respect to the Investor shall be determined on the date the Investor signs this Agreement, and shall be equal to the greater of book or market value within the meaning of Section 713 of the NYSE American Company Guide.

5.           Representations and Warranties of the Company. As of the date hereof and as of the Closing Time, the Company represents and warrants that:

(a)     Organization. The Company is duly incorporated or formed and validly existing and in good standing under the law of its jurisdiction of incorporation or formation. The Company is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to be so qualified or licensed, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations, or prospects of the Company (a “Material Adverse Effect”).

(b)     Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)     No Violation; Consents and Approvals. The execution and delivery by the Company of this Agreement does not, and the consummation by the Company of any of the transactions contemplated hereby and compliance by the Company with the terms, conditions and provisions hereof (including the offer and sale of the Securities by the Company) will not conflict with, violate, result (with the giving of notice or passage of time or both) in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of the Company under (A) the certificate of incorporation or certificate of formation or the by-laws, each as applicable, of the Company, (B) any note, instrument, agreement, contract, mortgage, lease, license, franchise, guarantee, permit or other authorization, right, restriction or obligation to which the Company is a party or any of their respective assets or properties is subject or by which the Company is bound, (C) any Court Order to which the Company is a party or any of their respective assets or properties is subject or by which the Company is bound, or (D) any Requirements of Law applicable to the Company or any of their respective assets or properties.

(d)     Capitalization. The Securities will be duly authorized, and when issued in accordance with this Agreement, (i) will be validly issued, fully paid and non-assessable and will be free and clear of any Encumbrances (other than, with respect to the Investor, any Encumbrances created by or through the Investor and restrictions on transfer imposed by the Securities Act, and applicable “blue sky” or other similar laws of the Investor’s state of residence (referred to as the “State Securities Laws”)) and the Investor will have good title thereto and (ii) will not have been issued in violation of any preemptive or subscription rights and will not result in the anti-dilution provisions of any security of the Company becoming applicable.

(e)     Compliance with Laws. Except as may otherwise be described in the SEC Reports, the Company is in compliance with all laws and regulatory requirements to which it is subject, including U.S. sanctions laws and the Foreign Corrupt Practices Act, 15 U.S.C. §78 et seq., as it may be amended from time to time, except for such non-compliance that (A) could not reasonably be expected to have a Material Adverse Effect or (B) occurs as a result of any proceedings or investigations relating to any matter described in the SEC Reports.

(f)     Private Offering. No form of general solicitation or general advertising was used by the Company, or to the knowledge of the Company, its authorized representatives, in connection with the offer or sale of the Securities to be issued under this Agreement. Assuming the accuracy of the representations and warranties of the Investor contained in Section 6, the issuance and sale of the Securities pursuant to this Agreement is exempt from the registration requirements of the Securities Act and applicable State Securities Laws, and neither the Company nor, to the knowledge of the Company, any authorized representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. The Company agrees that neither it, nor, anyone authorized to act on its behalf, shall offer to sell the Securities to be issued under this Agreement or any other securities of the Company so as to require the registration of the Securities being offered hereby pursuant to the provisions of the Securities Act or any State Securities Laws, unless the offer and sale of the Securities to be issued under this Agreement or such other securities is so registered. Neither the Company nor to its knowledge any Affiliate of the Company, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(g)     No Restrictions on Common Stock. Except as described in the SEC Reports, (i) No Person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no Person has any purchase option, call option, preemptive rights, resale rights, subscription rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company.

(h)     Investment Company; Passive Foreign Investment Company. The Company is not and, after giving effect to the offer and sale of the Securities will not be an “investment company,” required to register under the Investment Company Act of 1940, as amended. The Company does not believe that it is a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder (the “Code”).

(i)     Compliance with SEC Filings.

(i)     The Company has filed all SEC Reports required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”) for the twelve months preceding the date hereof. As of their respective dates or, if amended, as of the date of such amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act, Exchange Act and the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder, and none of the SEC Reports included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(ii)     The audited consolidated financial statements and unaudited consolidated financial statements (including all related notes and schedules) of the Company included in the SEC Reports complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to the Company), and were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as otherwise disclosed in the Company SEC Documents.

(j)     Registration and Listing of Common Stock. The class of Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act. The Common Stock is listed on the NYSE American, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE American. As of the date of this Agreement, except as disclosed in the SEC Reports, the Company has not received any notification that, and has no knowledge that, the SEC or the NYSE American is contemplating terminating such registration or listing.

6.           Representations and Warranties of the Investor. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Investor represents and warrants as of the date hereof and as of Closing Time, as follows:

(a)     Authorization. Investor has full capacity to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof. This Agreement has been, and at or prior to the Closing will have been, duly executed and delivered by the Investor, and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)     No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign government or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, or other non-governmental regulatory authority (including any national securities exchange), is required in connection with the execution, delivery and performance of this Agreement by Investor or the consummation by the Investor of the transactions contemplated hereby, except for such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect.

(c)     No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or Encumbrance on any property or assets of Investor pursuant to) (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Investor is a party or by which the Investor or any of its properties may be bound or affected, (ii) any federal, state, local or foreign law, regulation or rule, (iii) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including any national securities exchange) or (iv) any Court Order applicable to the Investor or any of its properties, except in the case of the foregoing clauses (i), (ii), (iii) and (iv) as would not individually or in the aggregate, materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated herein on a timely basis.

(d)     Reserved.

(e)     Accredited Investor and Qualified Institutional Buyer.

(i)         Investor is acquiring the Securities to be issued under this Agreement to Investor for its own account, not as nominee or agent, with the present intention of holding such securities for purposes of investment, and not with the view to the public resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the U.S. federal securities laws or any applicable State Securities Laws. Investor is purchasing and holding any purchased Securities for its own account and is not party to any co-investment, joint venture, partnership or other understandings or arrangements with any other party relating to the Securities or any other transactions contemplated hereunder.

(ii)        Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended.

(iii)       Investor acknowledges that it has completed the Investor Questionnaire contained in Appendix B and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the Closing Time. Any information that has been furnished or that will be furnished by Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(iv)       Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company, and has so evaluated the merits and risks of such investment, and understands that it may be required to bear the risks thereof. Investor has previously invested in securities similar to the Securities and fully understands the limitations on transfer and restrictions on sales of the Securities. Investor represents that it is able to bear the economic risk of its investment in the Securities and is able to afford the complete loss of any such investment.

(v)        Investor has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent, or advisable in order for the Investor to make its own determination and decision to enter into the transactions contemplated by this Agreement and to execute and deliver this Agreement.

(vi)       Investor has reviewed the SEC Reports (including all disclosures related to the potential delisting of the Common Stock from the NYSE American exchange if Navidea does not regain compliance with the continued listing requirements of the NYSE American exchange by February 14, 2020 (the “Potential Delisting”)) and is familiar with the business and financial condition and operations of the Company. Investor has had an opportunity to discuss the Potential Delisting and the terms and conditions of the offering of the Securities with the Company’s management to enable it to evaluate the transactions contemplated by this Agreement and to make an informed investment decision concerning the Securities, and Investor has had the opportunity to obtain and review information reasonably requested by the Investor.

(vii)      Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Investor’s knowledge, any other general solicitation or general advertisement. Neither Investor nor its Affiliates or any person acting on its or any of their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities.

(viii)     Investor has sufficient cash on hand or other immediately available funds to pay the aggregate Purchase Prices and otherwise satisfy its obligations in connection with this Agreement and the transactions contemplated hereby.

(ix)       Investor is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act and disclosed in writing in reasonable detail to the Company.

(f)     No Broker’s Fees. No brokerage or finder’s fees or commissions are or will be payable by the Investor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the issuance of the Securities, and Investor has not taken any action that could cause the Company to be liable for any such fees or commissions.

(g)     Advisors. Investor acknowledges that, prior to entering into this Agreement, it was advised by Persons deemed appropriate by Investor concerning this Agreement and the transactions contemplated hereunder and conducted its own due diligence investigation (including with respect to the Potential Delisting) and made its own investment decision with respect to this Agreement, the transactions contemplated hereunder and the purchase of the Securities.

(h)     Arm’s Length Transaction. Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby. Additionally, without derogating from or limiting the representations and warranties of the Company, Investor (i) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice; (ii) has consulted with its own advisors concerning such matters; and (iii) shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(i)     No Further Reliance. Investor acknowledges that it is not relying upon any representation or warranty made by the Company that is not set forth in this Agreement or in the Company’s public filings. Investor confirms that the Company has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities; (ii) made any representation to the Investor regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations, except as set forth herein; or (iii) the likelihood or ability of the Company to regain compliance with the continued listing requirements of the NYSE American exchange or continue trading on a national securities exchange. Investor confirms that (A) it has conducted a review and analysis of the business, assets, condition, operations and prospects of the Company, and the terms of the Securities, and has access to such financial and other information regarding the Company, in each case that the Investor considers sufficient for purposes of the purchase of the Securities; (B) at a reasonable time prior to its purchase of the Securities, it had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information furnished to the Investor or to which the Investor had access; and (C) it has not received any offering memorandum or offering document in connection with the offering of the Securities.

(j)     Private Placement. Investor understands and acknowledges that:

(i)       The Securities that it is acquiring under this Agreement are being sold pursuant to an exemption from registration under the Securities Act. The Company may require additional information from Investor in respect of matters under such exemption from registration under the Securities Act, and the Investor shall provide such reasonably requested information to the Company on a timely basis so that the Company may comply with the requirements thereunder.

(ii)      Its representations and warranties contained herein (including the accompanying Investor Questionnaire) are being relied upon by the Company as a basis for such exemption under the Securities Act and under the State Securities Laws. Investor further understands that, unless it notifies the Company in writing to the contrary at or before the Closing Time, the Investor’s representations and warranties contained in this Agreement will be deemed to have been automatically (and without any further action of the Investor) reaffirmed and confirmed as of the Closing Time, taking into account all information received by the Investor. Investor agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons, and agents harmless, and to indemnify them against any and all liabilities, costs, and expenses incurred by them as a result of (A) any misrepresentation made by the Investor contained in this Agreement or the accompanying Investor Questionnaire; (B) any sale or distribution by the Investor in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (C) any untrue statement of a material fact made by the Investor and contained herein.

(iii)     No U.S. state or federal agency or any other securities regulator of any state or country has passed upon or made any recommendation or endorsements of the merits or risks of an investment in the Securities or made any finding or determination as to the fairness of the terms of the offering of the Securities or any recommendation or endorsement thereof.

(iv)     The Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “SEC”) provide in substance that Investor may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Investor understands that under the SEC’s rules, the Investor may dispose of the Securities principally only in “private placements” or other transactions that are exempt from registration under the Securities Act, in which event the transferee may acquire “restricted securities” subject to the same limitations as in the hands of the Investor. Consequently, Investor understands that the Investor must bear the economic risks of the investment in the Securities for an indefinite period of time. Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws. Investor understands that that the recordation of the Securities in book-entry form will include a legend substantially in the form indicated in Section 7 (which Investor has read and understands), and that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(k)     No ERISA Plans.  Either (a) Investor is not purchasing or holding Securities (or any interest in Securities) with the assets of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing by reason of such plan’s, account’s or arrangement’s investment in such entity, or (iv) a governmental, church, non-U.S. or other plan that is subject to any similar laws; or (b) the purchase and holding of such Securities by the Investor, throughout the period that it holds such Securities, and the disposition of such Securities or an interest therein will not constitute (x) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (y) a breach of fiduciary duty under ERISA or (z) a similar violation under any applicable similar laws.

7.           Additional Agreements.

(a)     Short Selling Acknowledgement and Agreement. Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act and of Securities Act Compliance Disclosure Interpretation 239.10. Investor agrees that it will abide by such interpretation and will not engage in any Short Sales that result in the disposition of the Securities acquired hereunder by the Investor until such time as a resale registration statement is declared or deemed effective by the SEC or such Securities are no longer subject to any restrictions on resale. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(b)     Legend. The book-entry account maintained by the transfer agent evidencing ownership of the Securities sold pursuant to this Agreement will bear the following restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.”

(c)     Intentionally Omitted.

(d)     Blue Sky. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the offer and sale of the Securities to the Investor pursuant to this Agreement under applicable State Securities Laws (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor. The Company shall timely make all filings and reports relating to the offer and sale of the Securities issued hereunder required under applicable State Securities Laws. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7(d).

(e)     Rule 144 Reporting. For so long as the Investor holds Securities that are not freely transferable without restriction under the Securities Act (including the current public information requirement under Rule 144 of the Securities Act), the Company shall (i) make and keep public information available, as those terms are understood and defined in Rule 144 of Securities Act; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

(f)     Registration Rights Agreement. The Company shall enter into a Registration Rights Agreement between the Company and the Investor, in substantially the form attached hereto as Appendix C (“Registration Rights Agreement”).

8.           Conditions to Obligations of the Company. The obligation of the Company to sell and issue the Securities to the Investor at the Closing Time is subject to the fulfillment on or before the Closing Time of the following conditions, any of which may be waived (in whole or in part) by the Company in its sole discretion:

(a)     No Injunction. As of the Closing Time, no Governmental Body nor any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor to the Company’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

(b)     Purchase Price Paid. The Investor shall have paid the aggregate Purchase Price to the Company, pursuant to the requirements of this Agreement.

(c)     Covenants and Agreements. The Investor shall have performed and complied with the covenants and agreements required to be performed or complied with by the Investor hereunder on or prior to the Closing Time.

(d)     Representations and Warranties. The representations and the warranties of the Investor contained in this Agreement shall be true and correct in all material respects as of the Closing Time, with the same effect as though such representations and warranties had been made on and as of such date.

9.           Conditions to Obligations of the Investor. The irrevocable obligation of the Investor to pay the Company the aggregate Purchase Price in respect of the Securities to be issued under this Agreement to the Investor is subject solely to the fulfillment of, or, to the extent permitted by law, waiver by, the Investor prior to the Closing Time, as the case may be, of each of the following conditions:

(a)     Covenants and Agreements. The Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing Time, as applicable.

(b)     Representations and Warranties. The representations and the warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Time, except with respect to provisions including the terms “material,” “Material Adverse Effect” or words of similar import and except with respect to materiality, as reflected under GAAP, and with respect to which such representations and warranties made as of the applicable date, such representations and warranties shall be true and correct only as of such date.

10.         Miscellaneous.

(a)     Survival of Obligations. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive (i) the acceptance of the Subscriptions by the Company and the Closing and (ii) the death or disability of the Investor.

(b)     Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) when delivered by electronic mail (so long as notification of a failure to deliver such electronic mail is not received by the sending party), (iii) if transmitted by electronic mail when confirmation of transmission is received by the sending party, (iv) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (v) if sent by reputable overnight courier when received; and shall be addressed to the Investor or to the Company as follows:

If to the Company:	Navidea Biopharmaceuticals, Inc. 4995 Bradenton Avenue Suite 240 Dublin, Ohio 43017 Attention: Jed A. Latkin, Chief Executive Officer Email: jlatkin@navidea.com

with a copy to:	Thompson Hine LLP 335 Madison Avenue 12th Floor New York, New York 10017-4611 Attention: Faith L. Charles Email: Faith.Charles@ThompsonHine.com

If to Investor:	5251 DTC Parkway, Suite 285 Greenwood Village, CO 80111 Email: jks3@cheqnet.net

with a copy to:	Winstead PC 401 Congress Ave. Suite 2100 Austin, Texas 78701-3619 Attention: James G. Ruiz Email: jruiz@winstead.com

Any party hereto may, from time to time, change its address, e-mail address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

(c)     Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto.

(d)     Amendments. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto.

(e)     Expenses. The Investor shall be responsible for its own costs and expenses in connection herewith, including the fees and expenses, if any, of its advisors and its counsel.

(f)     Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure or delay of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(g)     Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

(h)     Assignment; Successors and Assigns. Neither this Agreement nor any of the rights and obligations of any party hereunder may be assigned, delegated or otherwise transferred by either party hereto without the prior written consent of the other party hereto. No such assignment, delegation or other transfer shall relieve the assignor of any of its obligations or liabilities hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(i)     No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any third Person, other than the parties and their respective successors and assigns permitted by Section 10(h), any right, remedy or claim under or by reason of this Agreement.

(j)     Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without regard to its conflict of laws principles.

(k)     Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the state district courts of the State of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in New York or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Investor may otherwise have to bring any action or proceeding relating to this Agreement against the Company and its subsidiaries or their respective properties in the courts of any jurisdiction or any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement against the Investor or its properties in the courts of any jurisdiction. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court referred to in the first sentence of this Section 10(k) and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(l)     Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(m)     Public Announcements. The Investor shall not make any public announcements or otherwise communicate with the news media with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company. Notwithstanding the forgoing, the Investor may make or cause to be made any press release or similar public announcement or communication as may be required to comply with (i) the requirements of applicable law, including the Exchange Act or (ii) its disclosure obligations or practices with respect to its investors; provided that prior to making any such disclosure under this clause (ii), the Investor shall provide a copy of such proposed disclosure to the Company and shall only publicly make such disclosure with the consent of the Company, which consent shall not be unreasonably withheld or delayed, if the Company has not previously made a public announcement of the transactions contemplated hereby.

(n)     Entire Agreement. This Agreement and the Appendices, and the documents delivered pursuant hereto and thereto constitute the entire agreement and understanding among the parties with respect to the subject matter contained herein or therein, and supersede any and all prior agreements, negotiations, discussions, understandings, term sheets or letters of intent between or among of the parties with respect to such subject matter.

(o)     Interpretation.

In this Agreement, unless the context clearly indicates otherwise:

(i)       words used in the singular include the plural and words in the plural include the singular;

(ii)      reference to any gender includes the other gender;

(iii)     the word “including” (and with correlative meaning “include”) means “including but not limited to” or “including without limitation”;

(iv)     reference to any Section or Appendix means such Section of, or such Appendix to, this Agreement, as the case may be, and reference in any Section or definition to any clause means such clause of such Section or definition;

(v)      the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vi)     reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(vii)    reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(viii)   relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(ix)     the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

(p)     This Agreement was negotiated by the parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall apply to any construction or interpretation hereof. Subject to Section 10(g), this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the first date written above.

INVESTOR:

/s/ John K. Scott, Jr.

JOHN K. SCOTT, JR.

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the first date written above.

NAVIDEA BIOPHARMACEUTICALS, INC.
By: /s/ Jed A. Latkin Name: Jed A. Latkin Title: Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

[Signature Page to Stock Purchase Agreement]